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Exhibit 3.50

[STATE OF WEST VIRGINIA SEAL]

Certificate

I, Joe Manchin, III, Secretary of State of the
State of West Virginia, hereby certify that

the following and hereto attached is a true and exact copy of the Certificate of Incorporated

SOUTHERN RESOURCES, INC.

which filed on March 18, 1973; there being all amendment or additions attached; as it appears from the records of our said office.

[SEAL]	Given under my hand and the Great Seal of the State of West Virginia on February 8, 2001
/s/ JOE MANCHIN, III
Secretary of State

AGREEMENT OF INCORPORATION

I.
The undersigned agree to become a corporation by the name of SOUTHERN RESOURCES, INC.

II.
The principal office or place of business of said corporation will be located at 1101 Kanawha Banking & Trust Building in the City of Charleston, in the County of Kanawha and the State of West Virginia. Said corporation will have no chief works.

III.
The objects for which this corporation is formed are as follows:

1.
To purchase or otherwise acquire lands and interests in lands, whether in leasehold, in fee, or otherwise, situate within or without the State of West Virginia, and to own, hold, improve by buildings or otherwise, and to lease out or otherwise use for income purposes, or to encumber, sell or dispose of any such real estate or improvements, or any interest therein, or to lease the same either as landlord or tenant; to purchase, construct and otherwise acquire, and to own, maintain and operate buildings of any character; and to survey, subdivide, plat and improve lands for purposes of sale or otherwise.

2.
To buy, exchange, contract for, lease, and in any and all other ways acquire, take, hold, and own personal property of every character and description, and to sell, mortgage, lease, and otherwise dispose of the same.

3.
To acquire by purchase, lease or otherwise, coal lands, coal seams and deposits and all necessary mine and mineral rights and privileges, easements and franchises for the mining, removal, operation and marketing of coal, and to operate coal mines and to manufacture any product of coal and to market the same.

4.
To cut, remove and manufacture timber, lumber or other products of timber, and to engage in the business of mining, quarrying, preparing for market and selling all mineral and mineral substances, stone and the products thereof of any sort.

5.
To conduct a general store or stores at wholesale or retail and to engage generally in the wholesale and retail mercantile business.

6.
To acquire by purchase, subscription or otherwise, and to own, hold, sell, negotiate, assign, deal in, exchange, transfer, mortgage, pledge or otherwise dispose of any shares of the capital stock, bonds, mortgages, securities or evidences of indebtedness issued or created by any other corporation or association, or of any government or political subdivision or governmental agency.

7.
To take part in the management, supervision or control of the business or operation of any company or undertaking.

8.
To purchase, hold, cancel, reissue, sell and transfer its own shares, bonds or other evidences of indebtedness.

9.
In general, to carry on any other business in connection with the foregoing powers and to have and exercise all the powers conferred by the laws of West Virginia upon corporations and to do any of the things hereinbefore set forth to the same extent as natural persons might or could do.

IV.
The amount of the total authorized capital stock of said corporation shall be One Hundred Thousand Dollars ($100,000.00), which shall be divided into One Hundred Thousand (100,000) shares of the par value of One Dollar ($1.00) each.

          The amount of capital stock with which it will commence business is One Thousand Dollars ($1,000.00), being One Thousand (1,000) shares of the par value of One Dollar ($1.00).

V.
The full names and addresses, including street and street numbers, if any, and the city, town or village of the incorporators, and the number of shares subscribed by each is as follows:

Name and Address	Shares of Capital Stock
Charles B. Stacy P. O. Box 273 Charleston, WV 25321	998
G. Thomas Battle P. O. Box 273 Charleston, WV 25321	1
Stephen H. Watts, II P. O. Box 273 Charleston, WV 25321	1
VI.
The existence of this corporation is to be perpetual.

VII.
1.    Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of West Virginia may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the laws of the State of West Virginia, order a meeting of the creditors or class of creditors, and/or of the stockholders of class of stockholders of this corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, such compromise or arrangement and such reorganization shall, if sanctioned by the court to which such application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

2.
No contract or transaction into which this corporation enters with one or more of its directors, or with any firm of which one or more of the directors of this corporation are members, or with any other corporation or association of which one or more of the officers or directors of this corporation are officers, directors, or stockholders, shall be invalidated or in any way affected by the fact that such director or directors have or may have interests therein which are or might be adverse to the interests of this corporation, provided that such contract or transaction is entered into in good faith and in the usual course of business.

3.
This corporation may impose such limitations and restrictions upon the sale or transfer of its capital stock and upon the certificates evidencing such stock as it may by appropriate bylaws provide, including, but without limiting the generality hereof, provisions requiring a stockholder desiring to sell or transfer stock held by him first to offer such stock to the corporation, or to other stockholders or to both, upon terms and conditions set forth in any bylaw or bylaws relating to such sale and transfer.

        WE, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this Agreement; and we have accordingly hereunto set our respective hands this 17th day of May, 1973.

/s/ CHARLES B. STACY Charles B. Stacy
/s/ G. THOMAS BATTLE G. Thomas Battle
/s/ STEPHEN H. WATTS, II Stephen H. Watts, II

STATE OF WEST VIRGINIA,
COUNTY OF KANAWHA, to-wit:

        I, Ruth A. Cadle, a Notary Public in and for the County and State aforesaid, hereby certify that Charles B. Stacy, G. Thomas Battle and Stephen H. Watts, II, whose names are signed to the writing hereto annexed, bearing date on the 17th day of May, 1973, this day personally appeared before me in my said County and severally acknowledged their signatures to the same.

        Given under my hand this 17th day of May, 1973.

        My commission expires: April 27, 1982

/s/ RUTH A. CADLE Notary Public

        The foregoing instrument was prepared by Charles B. Stacy, P. O. Box 273, Charleston, West Virginia 25321.

STATE OF WEST VIRGINIA

CERTIFICATE

        I, EDGAR F. HEISKELL III, Secretary of State of the State of West Virginia, hereby certify that

JAMES C. JUSTICE, President of

SOUTHERN RESOURCES, INC.,

a corporation created and organized under the laws of the State of West Virginia, has certified to me under his signature and the corporate seal of said corporation, that, at a meeting of the stockholders of said corporation, regularly held in accordance with the requirements of the law of said State, on the 2nd day of October, 1973, at which meeting all of the issued and outstanding voting stock of such corporation being represented by the holders thereof, in person, by bodies corporate or by proxy, and voting for the following resolution, the same was duly and regularly adopted and passed, to-wit:

"RESOLVED:

        1.     Article II of the Certificate of Incorporation is hereby amended in full to provide as follows:

          II.    The principal office or place of business of said corporation will be located at P. O. Box 1085 in the City of Beckley, in the County of Raleigh, in the State of West Virginia. Said corporation will have no chief works.

        2.     Article IV of the Certificate of Incorporation of this corporation is hereby amended in full to provide as follows:

          IV.   The amount of the total authorized capital stock of said corporation shall be three hundred thousand dollars ($300,000.00), which shall be divided into three hundred thousand (300,000) shares of the par value of one dollar ($1.00) each.

        3.     (a)    The amount of capital stock of this corporation heretofore authorized is one hundred thousand dollars ($100,000.00), consisting of one hundred thousand (100,000) shares of capital stock of a par value of one dollar ($1.00) each, there being only one class of stock;

          (b)   The amount of additional capital stock of this corporation authorized by this amendment is two hundred thousand dollars ($200,000.00);

          (d)   The newly authorized capital stock of this corporation shall consist of two hundred thousand (200,000) shares of capital stock of the par value of one dollar ($l.00) each.

        4.     The President or Vice President of this corporation is hereby authorized and directed to certify, under his signature and the seal of the corporation, the foregoing resolutions, and the fact and manner of the adoption of the same, and of the assenting of all stockholders, the consent of whom is required by law to the making of such amendments, to the Secretary of State of the State of West Virginia."

        WHEREFORE, I do declare said Increase of the authorized capital stock as set forth in the foregoing resolution is authorized by law, and that hereafter said corporation shall be located at P. O. Box 1085, Beckley, Raleigh County, West Virginia.

        Given under my hand and the Great Seal of the said State, at the City of Charleston, this SEVENTH day of JUNE, 1974.

                      EDGAR F. HEISKELL III,
                      Secretary of State

(G. S.)

C E R T I F I C A T E

        I, JAMES C. JUSTICE, President of Southern Resources, Inc., a corporation created and organized under the laws of the State of West Virginia, do hereby certify to the Secretary of State of the State of West Virginia that at a meeting of the stockholders of said corporation, regularly held in accordance with the requirements of the law of said State and the bylaws of said corporation, on the 2nd day of October, 1973, at which meeting all of the issued and outstanding capital stock of said corporation being represented by the holders thereof in person, and voting for the following resolutions, the same were duly and regularly adopted and passed at said meeting by the unanimous vote of the holders of said capital stock, to-wit:

"RESOLVED:

        1.     Article II of the Certificate of Incorporation is hereby amended in full to provide as follows:

          II.    The principal office or place of business of said corporation will be located at P. O. Box 1085 in the City of Beckley, in the County of Raleigh, in the State of West Virginia. Said corporation will have no chief works.

        2.     Article IV of the Certificate of Incorporation of this corporation is hereby amended in full to provide as follows:

          IV.   The amount of the total authorized capital stock of said corporation shall be three hundred thousand dollars ($300,000.00), which shall be divided into three hundred thousand (300,000) shares of the par value of one dollar ($1.00) each.

        3.     (a)    The amount of capital stock of this corporation heretofore authorized is one hundred thousand dollars ($100,000.00), consisting of one hundred thousand (100,000) shares of capital stock of a par value of one dollar ($1.00) each, there being only one class of stock;

          (b)   The amount of additional capital stock of this corporation authorized by this amendment is two hundred thousand dollars ($200,000.00);

          (c)   The additional capital stock authorized by this amendment is of the same class as the capital stock heretofore authorized:

          (d)   The newly authorized capital stock of this corporation shall consist of two hundred thousand (200,000) shares of capital stock of the par value of one dollar ($1.00) each.

        4.     The President or Vice President of this corporation is hereby authorized and directed to certify, under his signature and the seal of the corporation; the foregoing resolutions, and the fact and manner of the adoption of the same; and of the assenting of all stockholders, the consent of whom is required by law to the making of such amendments, to the Secretary of State of the State of West Virginia."

        Given under my hand and the seal of said corporation this 6th day of June, 1974.

(CORPORATE SEAL)	/s/ JAMES C. JUSTICE President, Southern Resources, Inc.
ATTEST:
/s/ [ILLEGIBLE] Secretary
Chapter 31, Article I, Section 6, Code, 1931, as attended.
Effective June 10, 1997.
[ILLEGIBLE]
Name:	Spillman, Thomas Battle &
Address:	Klostermeyer, Attys.
P. O. Box 273, Charleston, W.Va.

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Exhibit 3.50